UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2021

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2021, a Special Committee of the Board of Directors (the “Board”) of Scopus BioPharma Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board, approved an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify each of HCFP (“HCFP”) and its affiliates, including Ira Scott Greenspan, Joshua Lamstein and Robert Gibson and entities under the common control of HCFP, Messrs. Greenspan, Lamstein or Gibson or its other affiliates (collectively, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, including reasonable attorney’s fees, suffered or incurred by the Indemnified Parties in connection with any disputes, litigation or threatened litigation (whether existing prior to or commencing after the date of the Indemnification Agreement) (i) involving Ashish Sanghrajka or Paul Hopper, each of whom is a member of the Board, and any of the Indemnified Parties, (ii) involving Morris C. Laster, MD, including relating to Dr. Laster’s purported ownership of certain of the Company’s shares of common stock and (iii) arising or resulting from any Indemnified Party’s affiliation or involvement with the Company, including in connection with the provision of additional services beyond those initially contemplated under the management services agreement between the Company and HCFP, regardless of whether such involvement or affiliation was caused by virtue of the fact that the Indemnified Party was acting as an officer of the Company and, in each case contemplated by this clause (iii), subject to the limitations contained in the Company’s Certificate of Incorporation and the Delaware General Corporation Law. The Indemnification Agreement also provides that the Company will advance expenses to any Indemnified Party, including legal fees, incurred by such Indemnified Party in connection with any litigation or proceeding to which such Indemnified Party is entitled to indemnification under the Indemnification Agreement. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

Item 8.01 Other Events.

On September 27, 2021, the Delaware Court of Chancery approved a stipulation between the Company and Dr. Laster in connection with Dr. Laster’s pending claims against the Company in the Delaware Court of Chancery (the “Delaware Matter”), pursuant to which (i) the Company agreed to voluntarily dismiss the interpleader lawsuit that it filed in the United States District Court for the Southern District of New York, (ii) Dr. Laster agreed to withdraw his motion to compel, motion to expedite and motion for a preliminary injunction in the Delaware Matter, (iii) the parties agreed that the Company will convene, and then immediately adjourn, the Company’s scheduled October 8, 2021 Annual Meeting of Stockholders (the “Annual Meeting”) such that the Annual Meeting will be held and the vote on the items of business to be considered at the Annual Meeting will be taken no earlier than 14 days and no later than 30 days after a decision on the merits or a final settlement between the parties, and the record date for the Annual Meeting will remain August 16, 2021, (iv) the parties agreed to cause all shares of the Company’s common stock held by them to be present in person or by proxy at the Annual Meeting and any adjournments thereof exclusively for purposes of establishing a quorum at the Annual Meeting and (v) the parties agreed to an expedited timeline for resolving the Delaware Matter with a trial intended to be held in December 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.21	Indemnification Agreement, dated as of September 26, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: September 30, 2021	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman